EXHIBIT 5

[ARENT FOX LETTERHEAD]

June 21, 2012

Washington Real Estate Investment Trust
6110 Executive Boulevard
Suite 800
Rockville, MD 20852

Gentlemen:

We have acted as counsel to Washington Real Estate Investment Trust, a real estate investment trust organized under the laws of Maryland (the “Trust”), in connection with the Form S-3 registration statement (the “Registration Statement”) being filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the offering from time to time, as set forth in the prospectus contained in such Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) one or more series of the Trust's debt securities (“Debt Securities”), (ii) one or more series of the Trust's preferred shares of beneficial interest (“Preferred Shares”), (iii) the Trust's common shares of beneficial interest (“Common Shares”) and/or (iv) warrants to purchase Common Shares (“Warrants”).

The senior Debt Securities (“Senior Debt Securities”) will be issued pursuant to an Indenture dated as of August 1, 1996 (the “Senior Indenture”) between the Trust and Bank of New York Trust Company, N.A (the “Senior Trustee”), and the subordinated Debt Securities (“Subordinated Debt Securities”) will be issued pursuant to a form of Indenture (the “Subordinated Indenture”) between the Trust and a commercial bank to be identified (the “Subordinated Trustee”). The Preferred Shares will be issued pursuant to the Trust's Declaration of Trust (the “Declaration of Trust”) and one or more certificates of designation filed pursuant to the Declaration of Trust. The Warrants will be issued pursuant to one or more forms of Warrant Agreement (the “Warrant Agreement”) between the Trust and a commercial bank to be identified (the “Warrant Agent”).

We have examined and relied upon the originals or copies of such records, agreements, documents and other instruments and have made such inquiries of such officers and representatives of the Trust as we have deemed relevant and necessary as the basis for the opinions set forth herein. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

The opinions expressed in this letter concern only the effect of the laws of the State of New York, the State of Maryland and federal law as currently in effect, and we express no opinion on the law of any other jurisdiction. We assume no obligation to supplement this letter if any of the applicable laws change in any manner.

In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of any securities pursuant to the Registration Statement, the Board of Trustees of the Trust (or the committee of the Board or the officer authorized to act on behalf of the Trust) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Debt Securities, the Preferred Shares, the Common Shares or the Warrants, and shall have authorized the sale of such securities and there will not have occurred any change in law materially and adversely affecting the power of the Trust to offer and sell the securities or the validity of the securities. We have also assumed that prior to the sale and delivery (i) in the case of Debt Securities, any supplement to the Indentures will have been executed and delivered by the Trust, the trustee and the other parties thereto that complies with the Trust Indenture Act of 1939 and any other applicable laws; (ii) in the case of Preferred Shares, articles supplementary will have been filed with, and accepted for record by, the Maryland State Department of Assessments and Taxation; and (iii) in the case of Warrants, a Warrant Agreement will have been executed and delivered by the Trust (and any other maker thereof). We have further assumed that the number of shares of Common Shares or Preferred Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time.

We have also assumed that the terms of any Debt Securities, Preferred Shares, Common Shares or Warrants to be established subsequent to the date hereof, the offering, sale and delivery of any such securities, and compliance by the Trust with the rights, powers, privileges and preferences and other terms, if any, of such Debt Securities, Preferred Shares, Common Shares or Warrants will not at the time of such offering, sale and delivery violate or conflict with (i) the Trust's Declaration of Trust, as then amended, restated

and supplemented, and the Trust's Bylaws, as then amended, restated and supplemented, (ii) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Trust is then a party or by which the Trust is then bound, or (iii) any law or regulation or any decree, judgment or order then applicable to the Trust.

    Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The Senior Indenture and the Subordinated Indenture have been duly authorized by the Trust. The Senior Indenture is, and the Subordinated Indenture when duly executed and delivered by the Trust will be, the legally valid and binding agreement of the Trust.

2. When the Senior Debt Securities have been duly established pursuant to the Senior Indenture, duly authenticated by the Senior Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Senior Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Senior Debt Securities will be validly issued and constitute binding obligations of the Trust.

3. When the Subordinated Debt Securities have been duly established pursuant to the Subordinated Indenture, duly authenticated by the Subordinated Trustee and duly executed and delivered on behalf of the Trust against payment therefor in accordance with the terms and provisions of the Subordinated Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Subordinated Debt Securities will be validly issued and constitute binding obligations of the Trust.

4. When the Preferred Shares have been duly established pursuant to the Declaration of Trust and the applicable certificate of designation and the Preferred Shares have been issued and delivered on behalf of the Trust against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable.

5. The Common Shares to be sold by the Trust, when issued and delivered on behalf of the Trust against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

6. When the Trust's Board of Trustees has approved the Warrant Agreement, the Warrants have been duly established pursuant to the Warrant Agreement and the Warrants have been issued and delivered on behalf of the Trust against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will be validly issued and constitute binding obligations of the Trust.

To the extent that the obligations of the Trust under the Senior Indenture or Subordinated Indenture may be dependent upon the following matters, we assume for purposes of this opinion that the Senior Trustee or the Subordinated Trustee, as appropriate, will be duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Trustee; that such Trustee will be in compliance generally with respect to acting as a trustee under the applicable Indenture and with all applicable laws and regulations; that the Senior Indenture has been, or the Subordinated Indenture will be, duly authorized, executed and delivered by the appropriate Trustee and constitute such Trustee's legally valid and binding agreement; and that such Trustee will have the requisite organizational and legal power and authority to perform its respective obligations under such applicable Indenture.

To the extent that the obligations of the Trust under the Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of the jurisdiction of organization of such Agent; that such Agent will be in compliance generally with respect to acting as an agent under the Warrant Agreement and with all applicable laws and regulations; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and constitute such Agent's legally valid and binding agreement; and that such Agent will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Opinions” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations thereunder.

Very truly yours,

/s/ ARENT FOX LLP